UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): March 12, 2007

AVP, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

005-79737	98-0142664
(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, CA	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 426-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2007, Mr. Andrew Reif resigned his position as Chief Operating Officer and Chief Financial Officer of AVP, Inc. (the “AVP”), effective March 31, 2007. The Company announced the appointment of William J. Chardavoyne as its Interim Chief Financial Officer, succeeding Mr. Reif. Mr. Chardavoyne joined the Company's Board of Directors in May 2006 and will remain a director. Mr. Chardavoyne previously held the position of Chief Financial Officer at Activision, Inc., an international publisher of interactive entertainment software products, from 2000 to 2006.

Mr. Chardavoyne does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Chardavoyne is not a party to any transactions listed in Item 404(a) of Regulation S-B, except receipt of compensation as a director and Chairman of AVP’s Audit Committee, pursuant to which, in 2006, he received AVP stock having a value at time of issue equal to $24,272.

For additional information, reference is made to AVP’s press release dated March 15, 2007, attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVP, INC.

By:	/s/ Andrew Reif
Andrew Reif
Chief Operating Officer

Dated: March 16, 2007